UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2009

PLAINFIELD ENTERPRISES LLC
(Exact name of registrant as specified in its charter)
Delaware	000-53407	26-0787260
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

55 Railroad Avenue Greenwich, CT		06830
(Address of principal executive offices)		(Zip Code)

(Registrant's telephone number, including area code): (203) 302-1700

(Former Name or Former Address, if Changed Since Last Report): None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 4, 2009, CIRI Lakeside Gaming Investors, LLC ("CIRI Lakeside Gaming") entered into a Conditional Covenant Not to Execute (the "Agreement") with Village Hospitality LLC ("Village Hospitality"), the landlord of CIRI Lakeside Gaming's leased premises located at 1600 Lake Las Vegas Parkway, Henderson, Nevada 89011 (the "Property").  Plainfield Enterprises LLC (the "Company") currently owns 33.33% of the equity interest in Casino MonteLago Holding, LLC ("MonteLago"), which operates Casino MonteLago located at the Property through its wholly-owned subsidiary, CIRI Lakeside Gaming.

Pursuant to the terms of the Agreement, Village Hospitality has agreed to provide CIRI Lakeside Gaming 65 days prior written notice before removing CIRI Lakeside Gaming from the Property.  The terms of the Agreement also provide that Village Hospitality may remove CIRI Lakeside Gaming from the Property five days after giving written notice following the occurrence of certain events of default set forth in the Agreement.  The Agreement further provides that CIRI Lakeside Gaming must surrender the Property no later than September 8, 2010, subject to the specific terms and conditions of the Agreement.  If CIRI Lakeside Gaming is unable to remain on the Property and / or realize sufficient proceeds on the disposition of its assets, the Company may not be able to recover all or a significant portion of the carrying value of its investment in MonteLago.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINFIELD ENTERPRISES LLC (registrant)

Dated: September 15, 2009	By:	/s/ Alan Ginsberg
Name: Alan Ginsberg Title: Operating Manager

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